UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2014

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On May 12, 2014, Interval Leisure Group, Inc. (“ILG”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect nine directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) to approve a non-binding advisory resolution on executive compensation, and (iii) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2014. The results of the voting are as follows:

Proposal 1 — Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	36,684,129	608,901	2,657,562
David Flowers	36,768,783	524,247	2,657,562
Victoria L. Freed	36,856,249	436,781	2,657,562
Gary S. Howard	36,770,737	522,293	2,657,562
Lewis J. Korman	36,734,441	558,589	2,657,562
Thomas J. Kuhn	36,732,952	560,078	2,657,562
Thomas J. McInerney	36,770,807	522,223	2,657,562
Thomas P. Murphy, Jr.	36,857,066	435,964	2,657,562
Avy H. Stein	36,857,136	435,894	2,657,562

Each of ILG’s directors was re-elected.

Proposal 2 — Approve the non-binding advisory resolution on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-votes
33,402,602	3,773,005	117,423	2,657,562

The stockholders approved Proposal 2.

Proposal 3 —Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2014

Votes For	Votes Against	Abstentions	Broker Non-votes
39,642,947	303,019	4,626	0

The stockholders ratified Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  May 14, 2014